EXHIBIT 99.1

Trimble Reports Second Quarter 2009 Revenue of $290.1 Million
and Non-GAAP Earnings Per Share of $0.31
Non-GAAP Operating Margins of 18.1 percent

SUNNYVALE, Calif., July 28, 2009 – Trimble (NASDAQ: TRMB) today announced revenue of $290.1 million for its second quarter ended July 3, 2009, down approximately 23 percent from revenue of $377.8 million in the second quarter of 2008.

Operating income for the second quarter of 2009 was $28.7 million, down approximately 54 percent from the second quarter of 2008. Operating margin in the second quarter of 2009 was 9.9 percent, compared to an operating margin of 16.7 percent in the second quarter of 2008. Amortization of intangibles was $13.0 million in the second quarter of 2009 compared to $10.9 million in the second quarter of 2008. The impact of stock-based compensation expense was $4.6 million compared to $3.8 million in the second quarter of 2008. There was also a $3.5 million restructuring expense, a $0.3 million acquisition-related inventory step-up charge and $2.0 million of non-recurring acquisition costs in the second quarter of 2009 compared to a $3.3 million restructuring expense, and no inventory step-up, or non-recurring acquisition costs in the second quarter of 2008.
Excluding the above impacts, non-GAAP operating income of $52.4 million was down 35 percent compared to the second quarter of 2008. Non-GAAP operating margin was 18.1 percent in the second quarter of 2009, compared to 21.4 percent in the second quarter of 2008.

Second quarter 2009 net income was $20.9 million, down 57 percent compared to the second quarter of 2008. Diluted earnings per share for the second quarter of 2009 were $0.17 compared to diluted earnings per share of $0.39 in the second quarter of 2008.

Adjusting for the items noted above, non-GAAP net income of $37.4 million for the second quarter of 2009 was down 39 percent compared to the second quarter of 2008. Non-GAAP earnings per share for the second quarter of 2009 were $0.31 compared to non-GAAP earnings per share of $0.49 in the second quarter of 2008.

Cash flow from operations for the second quarter of 2009 was $65.5 million and cash flow from operations for the first half of 2009 was $108.7 million compared to $79.6 million in the second quarter of 2008 and $100.4 million in the first half of 2008.

“Although the engineering and construction segment continues to encounter severe recessionary conditions, the market demonstrated more stability in the second quarter than the prior two quarters,” said Steven W. Berglund, Trimble’s president and chief executive officer.  “Field Solutions segment revenue was lower as a result of declines in both GIS and agriculture.  The decline in agriculture reflected a slower market but also reflected the difficult comparison to an exceptional performance level in 2008.  We expect the agricultural market to continue to be moderately slower than 2008 for the remainder of the year.  Mobile Solutions orders have begun to reflect our generally strong sales pipeline which increases the probability of a significant performance improvement in 2010 for the segment,” Berglund continued.

“Conditions continue to be uncertain and the second half of 2009 remains difficult to forecast.  Even if overall economic conditions do not significantly improve, we believe we can return to year-over-year revenue growth in late 2009 or early 2010.  Our focus remains on aligning costs and revenue while continuing to fund key strategic programs.  This is reflected in the improvement of our non-GAAP operating margin in both the first and second quarters of 2009 compared to the fourth quarter of 2008,” concluded Berglund.

Trimble Results by Business Segment
Segment operating income is revenue less cost of goods sold and operating expenses, excluding general corporate expenses, restructuring expenses, amortization of intangibles, amortization of acquisition-related inventory step-up charges, non-recurring acquisition costs and the impact of stock-based compensation expense.

Engineering and Construction (E&C)
Second quarter 2009 E&C revenue was $147.2 million, down approximately 31 percent when compared to the second quarter of 2008.  The decline in demand continued to primarily be driven by recessionary conditions in the U.S. and Europe.

Operating income in E&C for the second quarter 2009 was $19.2 million, or 13.0 percent of revenue, compared to $45.2 million, or 21.2 percent of revenue, in the second quarter of 2008.

In the second quarter of 2009, non-GAAP operating income in E&C was $20.6 million, or 14.0 percent of revenue, compared to $46.2 million, or 21.7 percent of revenue, in the second quarter of 2008. The decline in operating margin was largely due to lower revenue.

Field Solutions
Second quarter 2009 Field Solutions revenue was $79.8 million, down 11 percent when compared to the second quarter of 2008.  The revenue decline was driven by lower agriculture product sales.  It should be noted that the year-over-year comparison was difficult because in the second quarter of 2008 Field Solutions demonstrated 63 percent year-over-year revenue growth due to an extended buying season in the quarter.

Operating income in Field Solutions for the second quarter 2009 was $30.1 million, or 37.8 percent of revenue, compared to $34.8 million, or 38.6 percent of revenue, in the second quarter of 2008.

In the second quarter of 2009, non-GAAP operating income in Field Solutions was $30.4 million, or 38.1 percent of revenue, compared to $35.0 million, or 38.9 percent of revenue in the second quarter of 2008.

Mobile Solutions
Second quarter 2009 Mobile Solutions revenue was $39.1 million, down approximately 8 percent when compared to the second quarter of 2008.  The decline in revenue was primarily attributable to a decline in sales of ready mix products as well as the fact that the second quarter of 2008 benefited from the recognition of two large non-recurring revenue items.

Operating income in Mobile Solutions for the second quarter 2009 was $3.6 million, or 9.3 percent of revenue, compared to $1.9 million, or 4.6 percent of revenue in the second quarter of 2008.

In the second quarter of 2009, non-GAAP operating income in Mobile Solutions was $4.8 million, or 12.2 percent of revenue, up from 7.4 percent of revenue in the second quarter of 2008.  The improvement is primarily due to reduced cost of sales overhead and operating expenses from restructuring.

Advanced Devices
Second quarter 2009 Advanced Devices revenue was $24.0 million, down approximately 26 percent when compared to the second quarter of 2008.  The decline in second quarter revenue was due to slower sales of embedded products.

Operating income in Advanced Devices for the second quarter 2009 was $4.8 million, or    20.2 percent of revenue, compared to $6.6 million, or 20.3 percent of revenue, in the second quarter of 2008.

In the second quarter of 2009, non-GAAP operating income in Advanced Devices was $5.2 million, or 21.6 percent of revenue, compared to 21.3 percent of revenue in the second quarter of 2008.

Use of Non-GAAP Financial Information
To help our readers understand our past financial performance and our future results, we supplement the financial results that we provide in accordance with generally accepted accounting principles, or GAAP, with non-GAAP financial measures. The specific non-GAAP measures which we use along with a reconciliation to the nearest comparable GAAP measures and the explanation for why management chose to exclude selected items and the additional purposes for which these non-GAAP measures are used can be found at the end of this release. The method we use to produce non-GAAP results is not computed according to GAAP and may differ from the methods used by other companies. Our non-GAAP results are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and to make operating decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. We believe that these non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. Management generally compensates for the limitations in the use of non-GAAP financial measures by relying on comparable GAAP financial measures and providing investors with a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure or measures. Investors are encouraged to review the reconciliation of our non-GAAP financial measures to the comparable GAAP results which is attached to this earnings release.  Additional financial information about our use of non-GAAP results can be found on the investor relations page of our Web site at http://investor.trimble.com.

Forward Looking Guidance
For the third quarter of 2009 Trimble expects revenue in the range of $275 million plus or minus five percent.  At a point estimate of $275 million in revenue, Trimble expects third quarter 2009 GAAP earnings per share of $0.13 and non-GAAP earnings per share of $0.25.  Non-GAAP guidance for the third quarter of 2009 excludes the amortization of intangibles of $13.3 million related to previous acquisitions, the anticipated impact of stock-based compensation expense of $4.5 million and $1.3 million in anticipated restructuring charges.  Both GAAP and non-GAAP earnings per share assume a 28 percent tax rate and 122.5 million shares outstanding.

Investor Conference Call / Webcast Details
Trimble will hold a conference call on July 28, 2009 at 1:30 p.m. PT to review its second quarter 2009 results. It will be broadcast live on the Web at http://investor.trimble.com.  Investors without Internet access may dial into the call at (800) 528-9198 (U.S.) or (706) 634-6089 (international).  A replay of the call will be available for seven days at (800) 642-1687 (U.S.) or (706) 645-9291 (international) and the pass code is 20081931. The replay will also be available on the Web at the address above.

About Trimble
Trimble applies technology to make field and mobile workers in businesses and government significantly more productive. Solutions are focused on applications requiring position or location—including surveying, construction, agriculture, fleet and asset management, public safety and mapping. In addition to utilizing positioning technologies, such as GPS, lasers and optics, Trimble solutions may include software content specific to the needs of the user. Wireless technologies are utilized to deliver the solution to the user and to ensure a tight coupling of the field and the back office. Founded in 1978, Trimble is headquartered in Sunnyvale, Calif.

For more information visit Trimble's Web site at www.trimble.com.

Safe Harbor
Certain statements made in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. These statements include expectations for future financial market and economic conditions, our ability to maintain operating margins, revenue and earnings per share that Trimble expects to report in the third quarter 2009, changes in tax-rate, estimated restructuring costs and when we can return to year-over-year revenue growth.  These forward-looking statements are subject to change, and actual results may materially differ from those set forth in this press release due to certain risks and uncertainties. If the current global economic crisis and recessionary conditions in the U.S. and Europe worsen or do not improve it may negatively impact our customers’ purchasing decisions worldwide, including in emerging markets. In addition, the Company's results may be adversely affected if the Company is unable to market, manufacture and ship new products.  Any weakening of our accounts receivable or write-off of goodwill could also impair our financial results.  Any failure to achieve predicted results could negatively impact the Company's revenues, cash flow from operations and other financial results. The Company’s financial results will also depend on a number of other factors, including the risks detailed from time to time in reports filed with the SEC, including its quarterly reports on Form 10-Q and its annual report on Form 10- K. Undue reliance should not be placed on any forward-looking statement contained herein, especially in light of greater uncertainty than normal in the economy in general. These statements reflect the Company's position as of the date of this release. The Company expressly disclaims any undertaking to release publicly any updates or revisions to any statements to reflect any change in the Company's expectations or any change of events, conditions, or circumstances on which any such statement is based.

FTRMB

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended

	Jul-3,	Jun-27,	Jul-3,	Jun-27,
	2009	2008	2009	2008

Revenue	$290,063	$377,767	$579,017	$733,063
Cost of sales	147,263	190,668	292,259	371,588
Gross margin	142,800	187,099	286,758	361,475
Gross margin (%)	49.2%	49.5%	49.5%	49.3%

Operating expenses
Research and development	33,457	39,405	67,594	76,750
Sales and marketing	45,163	51,904	94,098	103,062
General and administrative	26,622	25,289	52,664	47,979
Restructuring	1,302	2,414	4,925	2,414
Amortization of purchased intangible assets	7,530	5,163	14,499	10,306
Total operating expenses	114,074	124,175	233,780	240,511

Operating income	28,726	62,924	52,978	120,964

Non-operating income, net
Interest income	223	508	422	965
Interest expense	(465)	(413)	(958)	(1,175)
Foreign currency transaction gain (loss), net	(216)	1,253	(32)	2,221
Income from joint ventures, net	352	2,618	520	4,633
Other income (expense), net	1,161	153	447	(754)
Total non-operating income, net	1,055	4,119	399	5,890

Income before taxes	29,781	67,043	53,377	126,854

Income tax provision	8,631	18,444	14,530	38,188
Net income	21,150	48,599	38,847	88,666
Less: Net income attributable to noncontrolling interests	293	-	525	-
Net income attributable to Trimble Navigation Ltd.	$20,857	$48,599	$38,322	$88,666

Earnings per share attributable to Trimble Navigation Ltd.
Basic	$0.17	$0.40	$0.32	$0.73
Diluted	$0.17	$0.39	$0.32	$0.71

Shares used in calculating earnings per share:
Basic	119,551	121,523	119,406	121,495
Diluted	121,897	125,712	121,411	125,435

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	Jul-3,	Jan-2,
	2009	2009
Assets

Current assets:
Cash and cash equivalents	$190,154	$147,531
Accounts receivables, net	199,928	204,269
Other receivables	9,747	17,540
Inventories, net	168,272	160,893
Deferred income taxes	36,358	41,810
Other current assets	18,392	16,404
Total current assets	622,851	588,447

Property and equipment, net	48,905	50,175
Goodwill	746,159	715,571
Other purchased intangible assets, net	223,682	228,901
Other non-current assets	49,446	51,922

Total assets	$1,691,043	$1,635,016

Liabilities

Current liabilities:
Current portion of long-term debt	$48	$124
Accounts payable	55,596	49,611
Accrued compensation and benefits	45,196	41,291
Deferred revenue	68,603	55,241
Accrued warranty expense	14,161	13,332
Other accrued liabilities	39,160	63,719
Total current liabilities	222,764	223,318

Non-current portion of long-term debt	151,460	151,464
Non-current deferred revenue	9,145	12,418
Deferred income taxes	36,453	42,207
Other non-current liabilities	63,877	61,553
Total liabilities	483,699	490,960

Commitments and contingencies

Equity

Shareholders' equity:
Common stock	699,790	684,831
Retained earnings	466,243	427,921
Accumulated other comprehensive income	36,934	27,649
Total Trimble Navigation Ltd. shareholders' equity	1,202,967	1,140,401
Noncontrolling interests	4,377	3,655
Total equity	1,207,344	1,144,056

Total liabilities and equity	$1,691,043	$1,635,016

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended
	Jul-3,	Jun-27,
	2009	2008

Cash flow from operating activities:
Net Income	$38,847	$88,666

Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation expense	9,071	9,274
Amortization expense	25,348	21,811
Provision for doubtful accounts	3,053	119
Amortization of debt issuance cost	113	113
Deferred income taxes	(3,406)	(2,791)
Stock-based compensation	8,780	7,777
Equity gain from joint ventures	(520)	(4,633)
Gain on bargain purchase	(386)	-
Excess tax benefit for stock-based compensation	(304)	(5,249)
Provision for excess and obsolete inventories	2,933	3,283
Other non-cash items	(2,360)	1

Add decrease (increase) in assets:
Accounts receivables	4,117	(26,832)
Other receivables	5,242	481
Inventories	(7,556)	(8,997)
Other current and non-current assets	2,289	(464)

Add increase (decrease) in liabilities:
Accounts payable	4,790	4,637
Accrued compensation and benefits	2,808	(303)
Accrued liabilities	8,591	(597)
Deferred revenue	7,224	3,974
Income taxes payable	-	10,093
Net cash provided by operating activities	108,674	100,363

Cash flow from investing activities:
Acquisitions of businesses, net of cash acquired	(39,029)	(45,082)
Acquisition of property and equipment	(7,415)	(7,932)
Acquisitions of intangible assets	(26,839)	(165)
Other	(513)	302
Net cash used in investing activities	(73,796)	(52,877)

Cash flow from financing activities:
Issuance of common stock	5,775	15,425
Excess tax benefit for stock-based compensation	304	5,249
Repurchase and retirement of common stock	-	(36,293)
Payments on long-term debt and revolving credit lines	(149)	(60,314)
Net cash provided by (used in) financing activities	5,930	(75,933)

Effect of exchange rate changes on cash and cash equivalents	1,815	5,068

Net decrease in cash and cash equivalents	42,623	(23,379)
Cash and cash equivalents - beginning of period	147,531	103,202

Cash and cash equivalents - end of period	$190,154	$79,823

REPORTING SEGMENTS
(Dollars in thousands)
(Unaudited)

	Reporting Segments
	Engineering
	and	Field	Mobile	Advanced
	Construction	Solutions	Solutions	Devices

THREE MONTHS ENDED JULY 3, 2009:
Revenue	$147,240	$79,787	$39,065	$23,971

Operating income before corporate allocations:	$19,160	$30,148	$3,648	$4,833
Operating margin (% of segment external net revenues)	13.0%	37.8%	9.3%	20.2%

THREE MONTHS ENDED JUNE 27, 2008:
Revenue	$213,019	$90,070	$42,285	$32,393

Operating income before corporate allocations:	$45,161	$34,808	$1,942	$6,578
Operating margin (% of segment external net revenues)	21.2%	38.6%	4.6%	20.3%

SIX MONTHS ENDED JULY 3, 2009:
Revenue	$274,891	$178,944	$77,353	$47,829

Operating income before corporate allocations:	$21,669	$72,351	$6,796	$9,145
Operating margin (% of segment external net revenues)	7.9%	40.4%	8.8%	19.1%

SIX MONTHS ENDED JUNE 27, 2008:
Revenue	$407,199	$178,107	$86,296	$61,461

Operating income before corporate allocations:	$82,115	$69,903	$4,395	$11,270
Operating margin (% of segment external net revenues)	20.2%	39.2%	5.1%	18.3%

GAAP TO NON-GAAP RECONCILIATION
(Dollars in thousands, except per share data)
(Unaudited)

		Three Months Ended				Six Months Ended
		Jul-3,		Jun-27,		Jul-3,		Jun-27,
		2009		2008		2009		2008
		Dollar	% of	Dollar	% of		% of		% of
		Amount	Revenue	Amount	Revenue		Revenue		Revenue
GROSS MARGIN:
GAAP gross margin:		$142,800	49.2%	$187,099	49.5%	$286,758	49.5%	$361,475	49.3%
Restructuring	(A)	2,198	0.7%	930	0.3%	3,063	0.5%	930	0.1%
Amortization of purchased intangibles	(B)	5,475	1.9%	5,755	1.5%	10,760	1.9%	11,416	1.6%
Stock-based compensation	(C)	477	0.2%	487	0.1%	915	0.2%	980	0.2%
Amortization of acquisition-related inventory step-up	(D)	247	0.1%	-	0.0%	470	0.1%	183	0.0%
Non-GAAP gross margin:		$151,197	52.1%	$194,271	51.4%	$301,966	52.2%	$374,984	51.2%

OPERATING EXPENSES:
GAAP operating expenses:		$114,074		$124,175		$233,780		$240,511
Restructuring	(A)	(1,302)		(2,414)		(4,925)		(2,414)
Amortization of purchased intangibles	(B)	(7,530)		(5,163)		(14,499)		(10,306)
Stock-based compensation	(C)	(4,077)		(3,308)		(7,865)		(6,797)
Non-recurring acquisition costs	(E)	(2,340)		-		(2,805)		-
Non-GAAP operating expenses:		$98,825		$113,290		$203,686		$220,994

OPERATING INCOME:
GAAP operating income:		$28,726	9.9%	$62,924	16.7%	$52,978	9.1%	$120,964	16.5%
Restructuring	(A)	3,500	1.2%	3,344	0.8%	7,988	1.4%	3,344	0.4%
Amortization of purchased intangibles	(B)	13,005	4.5%	10,918	2.9%	25,259	4.4%	21,722	3.0%
Stock-based compensation	(C)	4,554	1.6%	3,795	1.0%	8,780	1.5%	7,777	1.1%
Amortization of acquisition-related inventory step-up	(D)	247	0.1%	-	0.0%	470	0.1%	183	0.0%
Non-recurring acquisition costs	(E)	2,340	0.8%	-	0.0%	2,805	0.5%	-	0.0%
Non-GAAP operating income:		$52,372	18.1%	$80,981	21.4%	$98,280	17.0%	$153,990	21.0%

NET INCOME:
GAAP net income attributable to Trimble Navigation Ltd.		$20,857		$48,599		$38,322		$88,666
Restructuring	(A)	3,500		3,344		7,988		3,344
Amortization of purchased intangibles	(B)	13,005		10,918		25,259		21,722
Stock-based compensation	(C)	4,554		3,795		8,780		7,777
Amortization of acquisition-related inventory step-up	(D)	247		-		470		183
Non-recurring acquisition costs	(E)	1,954		-		2,419		-
Income tax effect on non-GAAP adjustments	(F)	(6,741)		(4,966)		(12,155)		(9,907)
Non-GAAP net income attributable to Trimble Navigation Ltd.		$37,376		$61,690		$71,083		$111,785

DILUTED NET INCOME PER SHARE:
GAAP diluted net income per share attributable to Trimble Navigation Ltd.		$0.17		$0.39		$0.32		$0.71
Restructuring	(A)	0.03		0.02		0.07		0.03
Amortization of purchased intangibles	(B)	0.11		0.09		0.21		0.17
Stock-based compensation	(C)	0.04		0.03		0.07		0.06
Amortization of acquisition-related inventory step-up	(D)	-		-		-		-
Non-recurring acquisition costs	(E)	0.02		-		0.02		-
Income tax effect on non-GAAP adjustments	(F)	(0.06)		(0.04)		(0.10)		(0.08)
Non-GAAP diluted net income per share attributable to Trimble Navigation Ltd.		$0.31		$0.49		$0.59		$0.89

OPERATING LEVERAGE:
Increase (decrease) in non-GAAP operating income		$(28,609)				$(55,710)
Increase (decrease) in revenue		$(87,704)				$(154,046)
Operating leverage (increase in non-GAAP operating income as a % of increase in revenue)		N/A				N/A

			% of Segment		% of Segment		% of Segment		% of Segment
			Revenue		Revenue		Revenue		Revenue
SEGMENT OPERATING INCOME:
Engineering and Construction
GAAP operating income before corporate allocations:		$19,160	13.0%	$45,161	21.2%	$21,669	7.9%	$82,115	20.2%
Stock-based compensation	(G)	1,431	1.0%	1,076	0.5%	2,739	1.0%	2,047	0.5%
Non-GAAP operating income before corporate allocations:		$20,591	14.0%	$46,237	21.7%	$24,408	8.9%	$84,162	20.7%

Field Solutions
GAAP operating income before corporate allocations:		$30,148	37.8%	$34,808	38.6%	$72,351	40.4%	$69,903	39.2%
Stock-based compensation	(G)	260	0.3%	199	0.3%	482	0.3%	397	0.3%
Non-GAAP operating income before corporate allocations:		$30,408	38.1%	$35,007	38.9%	$72,833	40.7%	$70,300	39.5%

Mobile Solutions
GAAP operating income before corporate allocations:		$3,648	9.3%	$1,942	4.6%	$6,796	8.8%	$4,395	5.1%
Stock-based compensation	(G)	1,103	2.9%	1,187	2.8%	2,247	2.9%	2,595	3.0%
Non-GAAP operating income before corporate allocations:		$4,751	12.2%	$3,129	7.4%	$9,043	11.7%	$6,990	8.1%

Advanced Devices
GAAP operating income before corporate allocations:		$4,833	20.2%	$6,578	20.3%	$9,145	19.1%	$11,270	18.3%
Stock-based compensation	(G)	346	1.4%	315	1.0%	671	1.4%	642	1.1%
Non-GAAP operating income before corporate allocations:		$5,179	21.6%	$6,893	21.3%	$9,816	20.5%	$11,912	19.4%

FOOTNOTES TO GAAP TO NON-GAAP RECONCILIATION
(Dollars in thousands)
(Unaudited)

The non-GAAP financial measures included in the previous table are non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP diluted net income per share and operating leverage, and non-GAAP segment operating income before corporate allocations.    These non-GAAP measures can be used to evaluate the Company's historical and prospective financial performance, as well as its performance relative to competitors.  The Company believes some of its investors track the Company's "core operating performance" as a means of evaluating the Company's performance in the ordinary, ongoing, and customary course of its operations.  Management also believes that looking at its core operating performance provides a supplemental way to provide consistency in period to period comparisons.  Accordingly, management excludes from non-GAAP those items relating to restructuring, amortization of purchased intangibles, stock based compensation, amortization of acquisition-related inven

( A )
Restructuring. Included in our GAAP presentation of cost of sales and operating expenses, restructuring costs recorded are primarily for employee compensation resulting from reductions in employee headcount in connection with our company restructurings.  We exclude restructuring from our non-GAAP measures because we believe they are not indicative of our core operating performance.

( B )
Amortization of purchased intangibles.  Included in our GAAP presentation of cost of sales and operating expenses, amortization of purchased intangibles recorded arise from prior acquisitions and are non-cash in nature.  We exclude these expenses from our non-GAAP measures because we believe they are not indicative of our core operating performance.

( C )
Stock-based compensation. Included in our GAAP presentation of cost of sales and operating expenses, stock-based compensation consists of expenses for employee stock options and awards and purchase rights under our employee stock purchase plan determined in accordance with SFAS 123(R).  We exclude stock-based compensation expense from our non-GAAP measures because some investors may view it as not reflective of our core operating performance as it is a non-cash expense.   For the three months and six months ended July 3, 2009 and June 27, 2008, stock-based compensation was allocated as follows:

	Three Months Ended		Six Months Ended
	Jul-3,	Jun-27,	Jul-3,	Jun-27,
	2009	2008	2009	2008
Cost of sales	$477	$487	$915	$980
Research and development	854	916	1,638	1,833
Sales and Marketing	1,062	931	2,066	1,961
General and administrative	2,161	1,461	4,161	3,003
	$4,554	$3,795	$8,780	$7,777

( D )
Amortization of acquisition-related inventory step-up.  The purchase accounting entries associated with our business acquisitions require us to record inventory at its fair value, which is sometimes greater than the previous book value of the inventory.  Included in our GAAP presentation of cost of sales, the increase in inventory value is amortized to cost of sales over the period that the related product is sold.  We exclude inventory step-up amortization from our non-GAAP measures because we do not believe it is indicative of our core operating performance.

( E )
Non-recurring acquisition costs.  Included in our GAAP presentation of operating expenses and non-operating income, net, non-recurring acquisition costs consist of external and incremental costs resulting directly from merger and acquisition activities such as legal, due diligence and integration costs.  Also included are unusual acquisition related items such as a gain on bargain purchase (resulting from the fair value of indentifiable net assets acquired exceeding the consideration transferred) and payments made to settle earnout disputes.  We exclude these items because they are non-recurring and unique to specific acquisitions and are not indicative of our core operating performance.

( F )	Income tax effect on non-GAAP adjustments. This amount adjusts the provision for income taxes to reflect the effect of the non-GAAP adjustments on non-GAAP net income.

( G )
Stock-based Compensation. The amounts consist of expenses for employee stock options and awards and purchase rights under our employee stock purchase plan determined in accordance with SFAS 123(R). As referred to above we exclude stock-based compensation here because investors may view it as not reflective of our core operating performance.  However, management does include stock-based compensation for budgeting and incentive plans as well as for reviewing internal financial reporting. We discuss our operating results by segment with and without stock-based compensation expense, as we believe it is useful to investors to understand the impact of the application of SFAS 123(R) to our results of operations.  Stock-based compensation not allocated to the reportable segments was approximately $1,414K and $1,018K for the three months ended July 3, 2009 and June 27, 2008, respectively and $2,641K and $2,096K for the six months ended July 3, 2009 and June 27, 2008, respectively.

CONTACT:  Investors, Willa McManmon, +1-408-481-7838, willa_mcmanmon@trimble.com, or Media, LeaAnn McNabb, +1-408-481-7808, leaann_mcnabb@trimble.com, both of Trimble